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                                                                       EXHIBIT 5


                         SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                  ONE RODNEY SQUARE
                                       BOX 636
                           WILMINGTON, DELAWARE 19899-0636

                                  September 3, 1996

RockShox, Inc.
401 Charcot Avenue
San Jose, California 95131

Ladies and Gentlemen:

         We have acted as special counsel to RockShox, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 5,520,000 shares (including 720,000 shares subject to the Underwriters' (as defined below) over-allotment option) (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-8069) as filed with the Securities and Exchange Commission (the "Commission") on July 12, 1996 under the Act, Amendment No. 1 to the Registration Statement as filed with the Commission on August 23, 1996 under the Act and Amendment No. 2 to the Registration Statement as filed with the Commission on September 3, 1996 under the Act (such Registration Statement, as amended, the "Registration Statement"); (ii) the form of Purchase Agreement (the "Purchase Agreement") proposed to be entered into between the Company, as issuer, and Merrill Lynch, Pierce, Fenner & Smith, Incorporated on behalf of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement, (iii) the form of Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Registration Statement (the "Certificate"), (iv) the form of Amend-


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RockShox, Inc.
September 3, 1996
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ed and Restated Bylaws of the Company, filed as an exhibit to the Registration
Statement; (v) certain resolutions adopted by the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee"), in each case relating to the issuance and sale of the Shares and related matters; (vi) a specimen certificate representing the Common Stock; and
(vii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We are admitted to the Bar in the State of Delaware, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent specified herein.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Draft Resolutions have been adopted by the Pricing Committee; (ii)


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RockShox, Inc.
September 3, 1996
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the price at which the Shares are to be sold to the Underwriters pursuant to the
Purchase Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Pricing Committee in accordance with the Draft Resolutions; (iii) the Purchase Agreement has been duly executed and delivered;
(iv) the Certificate has been duly executed and filed with the Secretary of State of the State of Delaware; and (v) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at the price set forth in the Purchase Agreement and approved by the Pricing Committee (which shall be not less than the per share par value of the Common Stock), the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                        Very truly yours,


                        SKADDEN, ARPS, SLATE,
                          MEAGHER & FLOM